Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (hereinafter, this “Agreement”) is made this 24th day of June, 2011 by and among:

RBS CITIZENS, N.A., successor by merger with Citizens Bank of Massachusetts (hereinafter, the “Lender”), a national banking association with an office located at 28 State Street, Boston, Massachusetts 02109;

CYBEX INTERNATIONAL, INC (hereinafter, the “Borrower”), a New York corporation with its principal office located at 10 Trotter Drive, Medway, Massachusetts 02053; and

CYBEX INTERNATIONAL UK LIMITED (hereinafter, the “Guarantor”), a United Kingdom corporation with its principal office located at Oak Tree House, Atherstone Road, Measham, Derbyshire, DEI2 7EL, England.

Background

Reference is made to certain loan arrangements entered into by and between the Borrower, the Guarantor, and the Lender, evidenced by, among other things, the documents, instruments, and agreements set forth on Schedule l attached hereto and incorporated herein by reference (hereinafter, collectively, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Loan Documents”).

The Borrower and the Guarantor (hereinafter, collectively, jointly, and severally, the “Obligors”) have requested that the Lender modify certain terms and conditions of the Loan Documents, and the Lender has agreed to do so, but only upon the terms and conditions expressly set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Obligors and the Lender as follows:

Acknowledgment of Indebtedness

1.	The Obligors each hereby acknowledge and agree that, in accordance with the terms and conditions of the Loan Documents, they are jointly and severally liable to the Lender as follows:

a.	Owed under the Revolving Credit Note as of June 15, 2011:

Principal	$0.00
Interest	$0.00

Total	$0.00

b.	Owed under the Term Note as of June 15, 2011:

Principal	$10,963,333.49
Interest	$10,651.36

Total	$10,973,984.85

c.	For all amounts now due, or hereafter coming due, to the Lender under or in connection with any credit card agreements, letters of credit (including, without limitation, that certain Irrevocable Standby Letter of Credit Number S908211 issued by the Lender on June 3, 2011 for the benefit of Natalie Barnhard and Phillips Lytle in the amount of up to $8,000,000.00), banker’s acceptances, automated clearinghouse agreements, cash management agreements, deposit account agreements, or similar account agreements or arrangements and/or under any hedge or swap agreements, including, without limitation, the Hedging Contracts.

d.	For all interest accruing upon the principal balances of the Notes from and after June 15, 2011, and for all fees, costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter accruing or incurred by the Lender in connection with the Loan Documents, including, without limitation, all reasonable attorneys’ fees and expenses incurred in connection with the negotiation, preparation, and enforcement of this Agreement and all documents, instruments, and agreements required in connection herewith or related hereto.

Hereinafter, all amounts set forth in this Paragraph 1 and all amounts owed under this Agreement shall be referred to collectively as the “Obligations.”

Waiver of Claims

2.	The Obligors hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Lender or the Lender’s officers, directors, employees, attorneys, representatives, agents, predecessors, parent, subsidiaries, shareholders, affiliates, successors, and assigns (hereinafter, collectively, the “Lender Parties”) with respect to the Obligations, the Loan Documents, or otherwise, and that if the Obligors, or any one of them, now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Obligors each hereby RELEASE the Lender Parties from any liability therefor.

Ratification of Loan Documents; Cross-Collateralization;

Cross-Guaranty; Cross-Default; Further Assurances

3.	The Obligors:

a.	Hereby acknowledge and agree that this Agreement shall constitute a Loan Document for all purposes;

b.	Hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Loan Documents. The Obligors further acknowledge and agree that except as specifically modified in this Agreement, all terms and conditions of the Loan Documents shall remain in full force and effect;

c.	Hereby ratify, confirm, and reaffirm that (i) the obligations secured by the Loan Documents include, without limitation; the Obligations, and any future modifications, amendments, substitutions, or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Lender pursuant to the Loan Documents, or otherwise, shall secure all of the Obligations until the full, final, and indefeasible payment of the Obligations, and (iii) the occurrence of a Default and/or Event of Default under any Loan Document, shall constitute a Default and an Event of Default under all of the Loan Documents, it being the express intent of the Borrower that all of the Obligations be fully cross-collateralized, cross-guaranteed, and cross-defaulted.

d.	Shall, from and after the execution of this Agreement, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender may reasonably require in order to correct any document deficiencies, or to vest or perfect the Loan Documents and the collateral granted therein more securely in the Lender and/or to otherwise give effect to the terms and conditions of this Agreement.

Conditions Precedent

4.	The Lender’s agreements, as contemplated herein, shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lender in its sole and exclusive discretion:

a.	The Lender shall have received, in good and collected funds, the Modification Fee as required by Paragraph 6 hereof;

b.	The Lender shall have received, in good and collected funds, reimbursement of estimated costs and expenses incurred by the Lender as required by Paragraph 7 hereof;

c.	All action on the part of the Obligors necessary for the valid execution, delivery, and performance by the Obligors of this Agreement shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender; and

d.	This Agreement shall be executed and delivered to the Lender by the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender in its sole and exclusive discretion.

Modifications to Loan Documents

5.	From and after the effectiveness of this Agreement, the Loan Documents are hereby modified as follows:

a.	Amendment to Revolving Credit Note. The Revolving Credit Note is hereby amended by deleting the date “July 2, 2011” where it appears in the first paragraph thereof and inserting the date “July 6, 2012” in its place.

b.	Amendment to Credit Agreement: The Credit Agreement is hereby amended by deleting the date “July 2, 2011” where it appears in the definition of Revolving Credit Termination Date set forth in Section 1.1 thereof and inserting the date “July 6, 2012” in its place.

Modification Fee

6.	Modification Fee. In consideration of the Lender’s agreements set forth herein, the Obligors shall pay the Lender a fee (hereinafter, the “Modification Fee”) in the amount of $10,000.00. The Modification Fee shall be: (a) fully earned as of the date of the execution of this Agreement, (b) retained by the Lender as a fee and not applied in reduction of any other Obligations, and (c) paid to the Lender on or before the execution of this Agreement.

Costs and Expenses

7.	On or before the date hereof, the Obligors shall pay the Lender $8,000.00 in reimbursement for the estimated unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) incurred by the Lender through June 22, 2011 in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Loan Documents and/or this Agreement including, without limitation, the negotiation and preparation of this Agreement.

8.	The Obligors shall hereafter reimburse the Lender on demand for any and all unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter incurred by the Lender in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Loan Documents and/or this Agreement including, without limitation, the negotiation and preparation of this Agreement.

Authorization to Debit Accounts

9.	The Lender shall be entitled (but not required) to debit any operating or deposit account of the Obligors to collect all fees, costs, and expenses (including but not limited to attorneys’ fees and expenses) to which the Lender may be entitled pursuant to this Agreement or any of the other Loan Documents.

Representations, Warranties, and Covenants

10.	The Obligors hereby represent, warrant, and covenant to the Lender as follows:

a.	The execution and delivery of this Agreement by the Obligors and the performance by the Obligors of their respective obligations and agreements under this Agreement are within the authority of the Obligors, have been duly authorized by all necessary corporate proceedings on behalf of the Obligors, and do not and will not contravene any provision of law, statute, rule or regulation to which the Obligors (or any of them) are subject or, if applicable, the Obligors’ charter, other organization papers, by-laws, or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any of the Obligors.

b.	This Agreement and the other Loan Documents constitute legal, valid, and binding obligations of the Obligors, enforceable in accordance with their respective terms.

c.	No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Obligors of this Agreement or any of the other Loan Documents.

d.	The Obligors have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Obligors prior to or at the time hereof, and as of the date hereof, no Default or Event of Default has occurred and is continuing under any of the Loan Documents.

e.	The representations and warranties contained in the Loan Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Agreement and the other Loan Documents, changes which have been disclosed in writing to the Lender on or prior to the date hereof and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date.

f.	The Borrower currently has no commercial tort claims (as such term is defined in the Uniform Commercial Code) and hereby covenant and agree that in the event the Borrower shall hereafter hold or acquire a commercial tort claim, the Borrower shall immediately notify the Lender of the particulars of such claim in writing and shall grant to the Lender a security interest therein and in the proceeds thereof, upon such terms and documentation as may be satisfactory to the Lender.

g.	The Obligors have read and understand each of the terms and conditions of this Agreement and that they are entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of their own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender and not set forth in this Agreement.

Waivers

11.	Non-Interference. From and after the occurrence of any Event of Default, the Obligors agree not to interfere with the lawful exercise by the Lender of any of its rights and remedies. The Obligors further agree that they shall not seek to distrain or otherwise hinder, delay, or impair the Lender’s efforts to realize upon any collateral granted to the Lender or otherwise enforce its rights and remedies pursuant to this Agreement and/or the other Loan Documents. The provisions of this Paragraph shall be specifically enforceable by the Lender.

12.	Jury Trial. The Obligors and the Lender hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver: THE OBLIGORS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE OBLIGORS, OR ANY OTHER PERSON, AND THE LENDER.

Entire Agreement

13.	This Agreement shall be binding upon the Obligors and the Obligors’ respective employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns. This Agreement incorporates all of the discussions and negotiations between the Obligors and the Lender, either express or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Obligors and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

Construction of Agreement

14.	In connection with the interpretation of this Agreement:

a.	All rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and is intended to take effect as a sealed instrument.

b.	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Lender and the Obligors under this Agreement.

c.	This Agreement is not intended to, nor shall it be construed to, replace or supersede any prior amendments and/or modifications to the Loan Documents but is intended to be supplemental thereto. However, in the event of any express inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Lender and the Obligors, the provisions of this Agreement shall govern and control.

d.	The Lender and the Obligors have prepared this Agreement with the aid and assistance of their respective counsel. Accordingly, it shall be deemed to have been drafted jointly by the Lender and the Obligors and shall not be construed against either the Lender or the Obligors.

Illegality or Unenforceability

15.	Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

Counterparts

16.	This Agreement may be executed in multiple identical counterparts (including by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file)), each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement. This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Loan Modification Agreement has been executed as of the date first set forth above.

RBS CITIZENS, NA, successor by merger with Citizens Bank of Massachusetts		CYBEX INTERNATIONAL, INC.

By:	/s/ Gregory R.D. Clark	By:	/s/ Arthur W. Hicks, Jr.
	duly authorized		duly authorized
Name:	Gregory R.D. Clark	Name:	Arthur W. Hicks, Jr.
Title:	SVP	Title:	President

CYBEX INTERNATIONAL UK LIMITED

		By:	/s/ Arthur W. Hicks, Jr.
duly authorized
		Name:	Arthur W. Hicks, Jr.
		Title:	Director

[Signature Page to Loan Modification Agreement]

Schedule 1

Loan Documents

1.	Loan Agreement dated October 17, 2006 (hereinafter, as modified and in effect, the “Loan Agreement”) by and between the Borrower and the Lender;

2.	Ratification of Loan Agreement dated June 28, 2007 by and between the Borrower and the Lender;

3.	Commercial Promissory Note dated June 28, 2007 (hereinafter, as modified and in effect, the “Term Note”, and together with the Revolving Credit Note, collectively, the “Notes”) made by the Borrower payable to the Lender in the original principal amount of $13,000,000.00;

4.	Credit Agreement dated July 2, 2008 (hereinafter, as amended and modified and in effect, the “Credit Agreement”) by and between the Borrower and the Lender;

5.	Amendment No. 1 to Credit Agreement dated as of August 31, 2008 by and between the Borrower and the Lender;

6.	Revolving Credit Note dated July 2, 2008 (hereinafter, as modified and in effect, the “Revolving Credit Note”) made by the Borrower payable to the Lender in the original maximum principal amount of $15,000,00000;

7.	Mortgage, Security Agreement and Assignment dated as of June 28, 2007 granted by the Borrower in favor of the Lender encumbering the real property located in Owatonna, Minnesota more particularly described therein (hereinafter, the “Minnesota Property”);

8.	Oil and Hazardous Materials Indemnification Agreement dated June 28, 2007 made by the Borrower and the Guarantor in favor of the Lender with respect to the Minnesota Property;

9.	Collateral Assignment of Interest in Licenses, Permits and Agreements dated June 28, 2007 granted by the Borrower in favor of the Lender;

10.	Security Agreement (Accounts Receivable and Inventory) dated July, 2008 (hereinafter, as modified and in effect, the “Security Agreement”) by and between the Borrower and the Lender;

11.	Guaranty dated as of July 2, 2008 executed and delivered by the Guarantor to the Lender, pursuant to which the Guarantor unconditionally guaranteed the due payment and performance of all obligations of the Borrower to the Lender;

12.	ISDA Master Agreement dated as of June 29, 2006 by and between the Borrower and the Lender and all schedules, exhibits, addenda, and/or riders related thereto;

13.	Modification Agreement dated as of May 4, 2009 by and among the Borrower, the Guarantor, and the Lender, as modified and in effect;

14.	Second Modification Agreement dated as of August 13, 2009 by and among the Borrower, the Guarantor, and the Lender;

15.	Third Modification Agreement dated as of July 24, 2010 by and among the Borrower, the Guarantor, and the Lender; and

16.	Loan Modification Agreement dated March 31, 2011 by and among the Borrower, the Guarantor and the Lender.